UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2006
TEXTRON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	01-15515	05-6008768
(State of	(Commission File Number.)	(IRS Employer
Incorporation)		Identification Number)
40 Westminster Street, P.O. Box 6687 Providence, Rhode Island 02940-6687
(Address of principal executive offices)
Registrant’s telephone number, including area code: (401) 621-4200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 28, 2006, Textron Financial Corporation (“Textron Financial”), a wholly owned subsidiary of Textron Inc., amended its Five-Year Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent. The amendment increased the amount of committed credit from $1.0 billion to $1.750 billion and it extended the maturity date from July 2010 to April 2011. Under the amended Credit Agreement, Textron Financial will pay quarterly fees that will range from 5 basis points to 12.5 basis points, depending on Textron Financial’s ratings by S&P and Moody’s. At Textron Financial’s current rating, the fees are 7 basis points. Under the amended Credit Agreement, Textron Financial will also pay a utilization fee of 5 basis points on LIBOR borrowings if the aggregate amount outstanding exceeds 50% of the banks’ total commitment under the Credit Agreement.
Item 1.02. Termination of a Material Definitive Agreement
     On April 28, 2006, coincident with the entry into the amendment to the Credit Agreement reported in Item 1.01 above, Textron Financial’s existing 364-day Credit Agreement dated as of July 28, 2003, among Textron Financial, the Banks listed therein and JPMorgan Chase Bank as Administrative Agent, in the amount of $500 million was terminated prior to its stated July 2006 expiration date.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     10.1 Amendment No. 2, dated as of April 28, 2006, to the Five-Year Credit Agreement, dated as of July 28, 2003, among Textron Financial Corporation, the Banks listed therein and JPMorgan Chase Bank as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON FINANCIAL CORPORATION.
(Registrant)

Date: May 1, 2006

/s/ Thomas J. Cullen

	By:	Thomas J. Cullen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Amendment No. 2, dated as of April 28, 2006, to the Five-Year Credit Agreement, dated July 28, 2003, among Textron Financial Corporation, the Banks listed therein and JPMorgan Chase Bank as Administrative Agent.